UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act Of 1934

Date of Report: (Date of earliest event reported): August 24, 2012

BELDEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12561	36-3601505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of principal executive office) (Zip Code)

Registrants’ telephone number, including area code (314) 854-8000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Indenture

On August 27, 2012, Belden Inc. (“Belden”) completed its previously announced issuance and sale of $700 million aggregate principal amount of 5.5% Senior Subordinated Notes due 2022 (the “Notes”). The Notes were issued pursuant to an indenture dated as of August 27, 2012 (the “Indenture”), by and among Belden, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The Notes were issued at par in a transaction exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”) and will be resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in reliance of Regulation S under the Securities Act. The Notes will mature on September 1, 2022 and rank equal in right of payment with Belden’s existing and future senior subordinated debt, and are subordinated to all of Belden’s and the subsidiary guarantors’ senior debt, including Belden’s senior secured credit facility. Belden’s obligations under the Notes are jointly and severally guaranteed by all of Belden’s current and future domestic subsidiaries that guarantee the borrowings under its senior secured credit facility.

Interest on the Notes accrues at a rate of 5.5% per annum and is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2013, to the holders of record on the immediately preceding February 15 and August 15.

Belden will have the option to redeem all or a portion of the Notes at any time on or after September 1, 2017 at specified redemption prices plus accrued interest on the notes to the date of redemption. At any time prior to September 1, 2017 Belden may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, in addition to a specified applicable premium. At any time before September 1, 2015, Belden may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 105.5% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require Belden to repurchase all or a portion of such holder’s Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, Belden’s and certain of its subsidiaries’ ability to (1) incur additional debt, (2) pay dividends or make other distributions on, redeem or repurchase capital stock, or make investments or other restricted payments, (3) enter into transactions with affiliates, (4) engage in sale and leaseback transactions, (5) dispose of assets or issue stock of restricted subsidiaries, (6) creates liens or assets, or (7) effect a consolidation or merger or sell all, or substantially all, of its assets. These covenants are subject to a number of important exceptions and qualifications. Further, during any such time when the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Service and no Default (as defined in the Indenture) has occurred and is continuing, certain of the covenants will be suspended with respect to the Notes.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture, including the forms of the Note and Notation of Guarantee included therein as Exhibits A and D, respectively, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Initial Results of Tender Offers

On August 27, 2012, Belden announced that it received tenders and consents from holders of $291,916,000 aggregate principal amount, representing approximately 83.55% of the aggregate principal outstanding, of its 7.0% Senior Subordinated Notes due 2017 (the “2017 Notes) and $182,950,000 aggregate principal amount, representing approximately 91.48% of the aggregate principal outstanding, of its 9.25% Senior Subordinated Notes due 2019 (the “2019 Notes”) prior to 5:00 p.m. ET on August 24, 2012, pursuant to Belden’s previously announced tender offer and consent solicitation, which commenced on August 13, 2012. The tender offer for the 2017 Notes and the 2019 Notes will expire at 11:59 p.m. ET on September 10, 2012.

On August 27, 2012, Belden accepted for purchase all of the 2017 Notes and the 2019 Notes that had been tendered prior to the consent expiration.

Supplemental Indentures

On August 24, 2012, in connection with the tender offers, Belden executed a supplemental indenture with respect to each of the indentures governing the 2017 Notes and the 2019 Notes (the “Supplemental Indentures”), by and among Belden, the guarantors named therein and U.S. Bank National Association, as trustee. The Supplemental Indentures eliminate substantially all of the restrictive covenants and certain events of default in the respective indentures governing the 2017 Notes and the 2019 Notes.

The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the complete copies of the Supplemental Indentures, which are filed as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Notes, the Indenture and the Supplemental Indentures is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Supplemental Indentures is incorporated by reference into this Item 3.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 27, 2012, among Belden, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture dated as of August 24, 2012 to Indenture dated as of March 16, 2007, by and among Belden, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture dated as of August 24, 2012 to Indenture dated as of June 29, 2009, by and among Belden, the Guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELDEN INC.
Dated: August 29, 2012

	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 27, 2012, among Belden, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture dated as of August 24, 2012 to Indenture dated as of March 16, 2007, by and among Belden, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture dated as of August 24, 2012 to Indenture dated as of June 29, 2009, by and among Belden, the Guarantors named therein and U.S. Bank National Association, as trustee.

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